SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    April 6, 2006

Intelligroup, Inc.
((Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Thornall Street Edison, New Jersey	08837

(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

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ITEM 1.01. Entry into an Amendment to a Material Agreement.

On April 6, 2006, Intelligroup, Inc. (the “Company”) and its Chief Executive Officer, Vikram Gulati, entered into an amendment (the “Amendment”) to the Employment Agreement dated June 30, 2005 by and between the Company and Mr. Gulati. The Amendment reflects that an option to purchase 400,000 shares of the Company’s common stock granted to Mr. Gulati by the Company in January 2006 had an exercise price per share equal to the Fair Market Value (as defined in the Company’s Equity Incentive Award Plan) per share on the date of grant (rather than $1.25 per share). In connection with Mr. Gulati’s agreement to enter into the Amendment, the Company also agreed to pay Mr. Gulati a one-time discretionary cash bonus in the amount of $140,000.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 – Amendment No. 1 to Employment Agreement dated June 30, 2005, between Intelligroup, Inc. and Vikram Gulati.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

By: /s/ Madhu Poomalil
Name: Madhu Poomalil
Title: Chief Financial Officer and Treasurer

Date: April 13, 2006